Exhibit 10.5

CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE

THIS AGREEMENT is made and entered into effective as of May ____, 2005 by and between Banks Enterprises, Inc., an Indiana corporation (“Seller”) and Lippert Components Manufacturing, Inc., or its designee or assign (“Purchaser”) and the obligations and liabilities of Seller under this Agreement are unconditionally guaranteed by Banks Corporation (“Guarantor”). The parties hereto agree as follows:

1.        The Property. Seller hereby agrees to sell and Purchaser hereby agrees to purchase, upon the terms and conditions herein set forth the tract of land, improvements thereon, easements used in connection therewith, property under streets and sidewalks owned by Seller, all personal property designated by Purchaser, and appurtenances thereunto belonging, located in Elkhart County, State of Indiana, having the following address: 2009 Middlebury Street, Elkhart, Indiana, consisting of approximately 2.273 acres and more particularly described in Exhibit “A” attached hereto and made a part hereof (the “Elkhart Property”) and the tract of land, improvements thereon, easements used in connection therewith, property under streets and sidewalks owned by Seller, all personal property designated by Purchaser, and appurtenances thereunto belonging, located in LaGrange County, State of Indiana, having the following address: 3625 N. State Road 9, Howe, Indiana, consisting of approximately 33.172 acres and more particularly described in Exhibit “B” attached hereto and made a part hereof (the “LaGrange Property” the Elkhart Property and the LaGrange Property are collectively referred to as the “Property”). The Property shall also include any information pertaining primarily to the Property, whether such information is in the form of existing plans, specifications, operating manuals, warranties, permits or any other form, and all lighting fixtures, and all other property attached to the building.

2.        Purchase Price. Purchaser hereby agrees to pay for the Property the sum of Two Million Fifty Thousand and No/100 Dollars ($2,050,000.00) (which shall be allocated as follows: $450,000.00 to the Elkhart Property and $1,600,000.00 to the La Grange Property) by wire transfer or cashiers check at closing as Seller may elect. The purchase price, net prorations to Purchaser and any other net credits to Purchaser shall be paid in cash at the Closing.

3.        Date of Closing. The Closing of this purchase shall take place simultaneously with the closing of the transactions provided for under that certain Asset Purchase Agreement (the “Asset Agreement”) between Guarantor and Purchaser dated May ____, 2005, or at such other time and place as the parties mutually agree.

4.        Obligations of Parties at Closing. At the Closing, the parties shall satisfy and perform the following:

a.	Seller shall:

i.                Deliver general Warranty Deed and Bills of Sale conveying marketable title to each parcel to Purchaser, free and clear of all tenancies, liens and encumbrances, except Permitted Exceptions.

ii.               Deliver to Purchaser possession of the Property, free and clear of all leases, tenancies, and occupancies and any property of Seller not purchased hereunder in substantially the same condition as when it was inspected by Purchaser.

iii.               Deliver to Purchaser such affidavits or other documents customary for the transfer of property in Indiana, and reasonably necessary for the issuance of Title Insurance.

b.    Purchaser shall make payment to Seller for the Purchase price of the Property according to the terms set forth at paragraph 2.

5.              General Conditions to Closing. The transactions provided for in this Agreement are conditioned on and subject to the closing of the Asset Agreement. If the Asset Agreement is terminated, this Contract shall terminate and neither party shall have any liability to the other except for breaches of this Agreement.

6.	Risk of Loss. Risk of loss shall remain on Seller prior to Closing.

7.              Conditions Precedent to Purchaser’s Obligations. The Purchaser’s obligations under this Contract are subject to the following contingencies, which contingencies if not satisfied shall constitute grounds for Purchaser to terminate this Contract:

a.    The commitment for issuance of a policy of title insurance meeting the requirements of paragraph 8 and the survey which complies with paragraph 9 must be provided to Purchaser.

b.    Seller shall not be in default under any of the terms and conditions contained in this Contract.

8.              Title Insurance Policy. Purchaser shall obtain as soon as reasonably practicable after this Contract is effective, commitments for issuance of policies of title insurance written on an ALTA form B agreeing to insure marketable title in the real estate portion of the Property in Purchaser or its assigns in the amount of the purchase price (as allocated between the Elkhart Property and the LaGrange Property in Paragraph 2 above) subject only to covenants, easements and restrictions and other title conditions of record, or approved by Purchaser (“Permitted Exceptions”), and real estate taxes not due and payable with all standard exceptions waived and with such extended coverage as may be reasonably requested by Purchaser. All title insurance company premiums and charges shall be paid by Seller, except that the Purchaser shall pay the cost of any extended coverage or endorsements other than the removal of the standard exceptions. In the event the commitment contains exceptions other than the Permitted Exceptions, Purchaser shall so inform the Seller in writing and Seller shall have until the Closing or such longer period as Purchaser may agree, to remove those exceptions to Purchaser’s satisfaction, obtain Purchaser’s consent to them. Seller agrees to use its reasonable best efforts to remove such exceptions, including if necessary incurring expenses up to $100,000 to cause the removal of such exceptions. In the event such exception(s) are not eliminated to Purchaser’s satisfaction or Purchaser’s written consent to them obtained within that period, then this Contract may, at the option of either party, be canceled provided however, if Seller cancels this Contract, the Seller shall reimburse Purchaser on demand for Purchaser’s costs directly relating to this Contract.

9.              Survey. Seller shall deliver to Purchaser, at the expense of Seller, as soon as reasonably practicable after the execution of this Contract by both parties, and a reasonable time before the Closing, surveys of the real estate portion of the Property, including but not limited to all easements, utility locations, streets, buildings and improvements, parking lots, prepared by a registered land surveyor licensed in the State of Indiana, accompanied by a Minimum Standard Detail Certificate, which survey must meet the requirements of that Certificate and show no encroachments, overlaps or other problems with the boundaries of the Property. The Surveyor shall certify the survey to the title insurance company, to Purchaser, Purchaser’s Assignee and Purchaser’s lender and further certify that the Property is not located within a flood plain according to the municipal flood plain ordinance or the federal flood plain maps.

10.           Zoning. Seller represents that the Elkhart property is zoned M-1 Limited Manufacturing District, and that the LaGrange Property is zoned B3 Business Interchange, and that there are no petitions pending or proposed to change or revoke either of such zonings. Seller further represents that all of the operations in the Elkhart Property and the LaGrange Property currently meet all of the requirements of the applicable zoning ordinances and are appropriate for the zoning classifications.

11.           Prorations at Closing. Real property taxes shall not be prorated. The Purchaser shall assume the real property taxes for the Property and agree to pay them.

12.           Environmental Representations and Warranties. Purchaser has obtained a Phase I Real Estate Environmental Assessment of the Elkhart Property (prepared by Roberts Environmental Services, LLC) and a Phase I Environmental Site Assessment of the LaGrange Property (prepared by Roberts Environmental Services, LLC), collectively the “Environmental Reports.” The Seller represents and warrants that, except as set forth in the Environmental Reports and/or Section 5.17 of Seller's Disclosure Schedule to the Asset Agreement:

a.    There is no contamination or other presence of Hazardous Substances which originated upon the Property during Seller's ownership thereof.

b.    The Property, as owned and operated by the Seller, its employees, servants and agents, are in material compliance with all present Environmental Laws. Further, except as disclosed in the Environmental Reports, the Seller has not received written Notice of non-compliance with any Environmental Laws.

c.    The Property has not been used as a treatment, storage, or disposal facility as these terms are defined in The Federal Resource Conservation and Recovery Act, 42. U.S.C § 6901 et seq during Seller's ownership thereof.

d.    Neither the Seller nor its employees, servants or agents have ever failed to report the occurrence of any release of a Hazardous Substance on the Property where, under any applicable Environmental Law, they are or were required to do so.

e.    Neither the Seller nor its employees, servants, or agents have caused or permitted, or have knowledge of the release or, other than normal environmental risks incurred in the normal course of business operations, threat of release of any Hazardous Substances on or from the Property. To the Seller’s knowledge after due and diligent inquiry, all wastes and other materials and substances utilized on the Property whether hazardous or non-hazardous, have been disposed of, treated and stored in compliance with all Environmental Laws.

f.    Neither the Seller nor its employees, servants or agents have received any notice, written or otherwise, that the Seller, its employees, servants and agents or their respective predecessors are potentially responsible parties for a federal, state, municipal or local clean-up or corrective action under any environmental law relating to the Property, nor do they know of any pending or threatened investigation of the Property by the Indiana Department of Environmental Management or the United States Environmental Management or the United States Environmental Protection Agency.

g.     There are no underground storage tanks on the Property.

13.	Environmental Indemnification.

a. The Seller hereby agrees to indemnify, save, defend, and hold harmless the Purchaser, its directors, officers, shareholders, employees, agents, successors (including, without limitation, its successors in title to the Property) and its secured lenders, from and against, and to reimburse Purchaser, for any and all losses, claims, demands, judgments, liabilities, damages, injunctive relief, injuries to persons, property, or natural resources, costs, expenses (including without limitation, consultant’s fees and expenses, reasonable attorney’s fees and expenses, the fees and expenses of experts), actions or causes of action, or liabilities directly or indirectly arising from or relating to the breach of any of the representations, warranties and covenants contained in paragraph 12 above.

b. The obligations of Seller under this indemnity shall survive the closing on the purchase of the Property and the transfer of title to the Property to the Purchaser and shall be deemed to be a covenant running with the land.

c. Upon obtaining knowledge thereof, Purchaser shall, within thirty (30) days after obtaining such knowledge, notify the Seller, in writing, of any damage, loss or expense for which it expects to be reimbursed under this Agreement, such written notice is hereafter referred to as “Notice of Claim” provided, however, if such damage, loss or expense relates to either litigation or claims by third parties, Purchaser shall give the Seller a Notice of Claim with respect to the litigation or third party claim within five (5) business days of the receipt by Purchaser of any summons, complaint, petition or other legal pleading or within ten (10) business days of its becoming aware of the third party claim. A Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such Claim giving rise to the right of indemnification. The Notice of Claim shall be sent by certified mail, return receipt requested, or receipted overnight delivery service, or personally delivered to the Seller at its principal place of business, or such other location as Seller may from time to time identify in writing. With respect to any action, claim or demand set forth in a Notice of Claim relating to litigation or a third party claim, the Seller shall investigate and defend its own interests and Purchaser’s interests in good faith and at its expense, subject to the Seller’s right to contest the validity or applicability of the Notice of Claim. If the validity of Purchaser’s Notice of Claim is disputed and a determination as to its validity is made by a Court of competent jurisdiction, a mutually acceptable arbitrator, or by the parties, the prevailing party shall be reimbursed by the other party for all reasonable costs and expenses incurred with respect to the validity dispute. In conducting such investigations and defending any claim, Seller shall employ counsel and consultants reasonably acceptable to Purchaser. Purchaser shall have the right to participate in the investigation and defense of any such litigation or third party claim through counsel chosen by Purchaser provided that the fees and expenses of such counsel shall be borne by Purchaser. As long as the Seller is defending in good faith any such third party claim, as set forth above, Purchaser shall not settle or compromise such third party claim and Seller shall have the right, at its sole cost, to settle or compromise such third party claim with the prior written consent of Purchaser which will not be unreasonably withheld but which shall be conditioned upon obtaining a general release of Purchaser from such third party claim. Seller and Purchaser shall make available to each other, or their representatives, all records and other materials reasonably required by them for their use in contesting any third party claim and shall cooperate fully with each other in the defense of all such claims.

If the Seller does not elect to defend any litigation or third party claim, Purchaser shall have no obligation to do so; provided, however, if Purchaser does elect to defend such litigation or third party claim, after the Seller fails to elect to defend such third party claim or litigation, it shall be allowed to name the Seller as a third party defendant, enter into settlements, and shall be entitled to additionally recover all of its reasonable attorney’s fees, costs and expenses, including but not limited to consultants and experts fees, in connection with the defense of such claim or litigation to the extent provided in paragraph 13.a. above.

Notwithstanding anything contained herein to the contrary, the Seller’s obligations under this indemnity shall be subject to, limited by the provisions of Section 9.5 of the Asset Agreement, and included in any limitations described therein.

14.           Environmental Definitions: Recording Disclosure Statement. For the purposes of this Agreement:

a.    “Hazardous Substance” means any hazardous or toxic substance, material or waste as these terms are defined in the Environmental Laws.

b.    “Environmental Laws” shall mean all applicable federal, state and local environmental, health or safety laws, regulations and rules affecting real estate, including but not limited to, the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), the Superfund Amendments and Reauthorization Act, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act,

any so-called federal, state or local “Superfund” or “Superlien” statutes or any other statutes, laws, ordinances, codes, rules, regulations, orders, or decrees regulating, relating to, or imposing liability (including strict liability) or standards of conduct regarding any hazardous substances and/or the Property.

c.    If required by the Indiana Responsible Property Transfer Law, a final Environmental Disclosure Document will be executed and delivered by the Seller and Purchaser at closing, and the parties will cause a duly signed copy to be recorded with the County Recorder of Elkhart County. Purchaser waives the thirty-day period between delivery of the Environmental Disclosure Document and closing.

15.           Condemnation or Destruction. If prior to the Closing of this transaction, all or any substantial part of the Property is condemned, damaged or destroyed, Purchaser shall have the option of either accepting an assignment of the proceeds of any condemnation award or insurance policies to reduce the total purchase price payable by Purchaser herein or terminating this Contract by delivering written notice of termination pursuant to this Section to Seller before the Closing.

16.           No Government Notices. Seller warrants that Seller has not received, or is aware of, any notification from any City, County, State or other governmental authority requiring any work to be done on or affecting the Property or expressing an intent to condemn or make special improvements for the benefit of the Property. Seller further warrants that in the event any such notice is received prior to Closing, Seller shall submit such notice to Purchaser for examination and approval. Should Purchaser fail to consent in writing to the action proposed by any such notice, this Contract may at Purchaser’s option be canceled by Purchaser’s written notice to Seller.

17.           Assignment. With Seller’s prior written consent, which consent shall not be unreasonably withheld, Purchaser shall have the right to assign this Contract and all rights hereunder, provided the assignee shall assume in writing all the obligations of Purchaser hereunder and Purchaser shall believe in good faith that the assignee has the ability to perform such obligations.

18.           Additional Remedies. In the event of breach of this Contract by Seller, provided that Purchaser is not also in material breach, Purchaser shall have the right for specific performance and such additional remedies as otherwise are allowed by law or equity. The non-breaching party shall, in addition to the above remedies, be entitled to recover from the breaching party its attorney fees, expenses and costs arising from such breach and incurred in enforcing this Agreement.

19.	Miscellaneous.

a.     Time is of the essence of this Contract.

b.    If any term or condition of this contract be invalid or unenforceable, the remainder of the Contract shall not be affected thereby.

c.    This Contract constitutes the entire agreement of the parties hereto and, unless specified otherwise herein, no representation, inducement, promises or prior agreements, oral or written, between the parties or made by any agent on behalf of the parties or otherwise shall be of any force or effect.

d.    This Contract shall be construed and interpreted under the laws of the State of Indiana.

e.    Purchaser and Seller shall at the time of Closing execute such other papers and documents as may be legally necessary in order to close this transaction. Purchaser may waive in writing any condition imposed on Seller in this Contract without waiving any other condition or terminating this Contract.

f.     The provisions of this Contract shall not merge into the documentation from this transaction and shall survive the Closing of this transaction and the execution and delivery of the deed pursuant hereto.

g.    Any notice hereunder must be in writing, and shall be deemed to have been given when deposited in the United States Mail, postage prepaid, certified, return receipt requested, or receipted overnight delivery service, addressed to the parties at the following addresses and shall be deemed to have been received on the earliest of the date of actual receipt or the third business day after being given if by certified mail or the first business day after being given if by overnight delivery service:

If to Purchaser, to: Lippert Components Manufacturing, Inc. c/o Drew Industries, Inc. 200 Mamaroneck Avenue White Plains, New York 10601 Attention: Harvey F. Milman Chief Legal Officer	With copy to: Barnes & Thornburg, LLP Suite 200 121 West Franklin Street Elkhart, Indiana 46516 Attention: J. Scott Troeger
If to Seller, to: Banks Enterprises, Inc. 426 N. Main Street Elkhart, IN 46516 Attn: William P. Banks Phone: (574) 389-5402 Fax: (574) 389-5403	With copy to: Lane & Waterman LLP 220 N. Main. St., Ste. 600 Davenport, IA 52801 Phone: (563) 333-6608 Fax: (563) 324-1616 Attn: C.D. Waterman III, Esq.
If to Guarantor, to: Banks Corporation 426 N. Main Street Elkhart, IN 46516 Attn: William P. Banks Phone: (574) 389-5402 Fax: (574) 389-5403	With copy to: Lane & Waterman LLP 220 N. Main St., Ste 600 Davenport, IA 52801 Phone: (563) 333-6608 Fax: (563) 324-3246 Attn: C.D. Waterman III, Esq.

h.    The provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives and assigns. Each party shall designate a project coordinator through whom communications shall be made regarding this transaction within seven (7) days of this Contract being signed.

i.     Any addendum attached hereto and signed by the parties shall be deemed a part hereof and shall supersede any conflicting terms or conditions contained in this Contract.

j.     Seller agrees not to sell or agree to sell or transfer any portion of the Property as it exists on the date Purchaser presents this Contract to Seller without Purchaser’s consent, including but not limited to any personal property located on or useful to the Property.

20.           Existing Information. Seller will turn over all existing plans, specifications, demolition bids, rehabilitation bids and any other data which will assist Purchaser in its review of the Property as soon as practicable of the execution of this Contract, but in any event a reasonable period before the date of Closing.

21.           Multiple Counterparts. This Contract is executed in multiple counterparts, each of which shall be considered an original with counterparts signed by one party when combined with counterparts signed by other parties to this Agreement constituting an original contract.

22.           Guaranty. As an inducement to Purchaser’s execution of this Contract, Guarantor will execute and deliver to Purchaser, simultaneously with the execution and delivery of this Contract, the Guaranty in the form attached as Exhibit C.

23.           Representations. All representations contained in this Agreement are made as of the date of this Agreement and as of the date of Closing.

IN WITNESS WHEREOF, the undersigned executed and delivered this Contract For Sale of Real Estate on the date set forth opposite the name of each.

“PURCHASER”

Lippert Components Manufacturing, Inc.

By:

(Printed Name and Title)

“SELLER”

Banks Enterprises, Incorporated

By:

(Printed Name and Title)

“GUARANTOR”

Banks Corporation

By:

(Printed Name and Title)

Exhibit 10.5

EXHIBIT “A”

ELKHART PROPERTY

A PART OF THE EAST 29 ACRES OF THE NORTHWEST QUARTER (NW¼) OF THE NORTHEAST QUARTER (NE¼) OF SECTION TEN (10, TOWNSHIP THIRTY-SEVEN (37) NORTH, RANGE FIVE (5) EAST, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION; THENCE SOUTH ZERO (0) DEGREES FOUR (4) MINUTES WEST, ALONG THE EAST LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION, FIFTY (50) FEET FOR THE BEGINNING POINT OF THIS DESCRIPTION; THENCE DUE WEST PARALLEL WITH THE NORTH LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION, THREE HUNDRED THIRTY (330) FEET; THENCE SOUTH ZERO (0) DEGREES FOUR (4) MINUTES WEST, THREE HUNDRED (300) FEET; THENCE DUE EAST, THREE HUNDRED THIRTY (330) FEET; THENCE NORTH ZERO (0) DEGREES FOUR (4) MINUTES EAST, ALONG THE EAST LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SAID SECTION, THREE HUNDRED (300) FEET TO THE PLACE OF BEGINNING.

Exhibit 10.5

EXHIBIT “B”

LA GRANGE PROPERTY

A TRACT OF LAND LOCATED IN LA GRANGE COUNTY, INDIANA AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THE SOUTH HALF (1/2) OF THE SOUTH HALF (1/2) OF THE FRACTIONAL NORTHWEST QUARTER (1/4) OF SECTION SIX (6), TOWNSHIP THIRTY-SEVEN (37) NORTH, RANGE TEN (10) EAST, EXCEPT FIFTY (50) FEET OFF THE EAST END OF THE ABOVE TRACT CONVEYED TO THE GRAND RAPIDS AND INDIANA RAILROAD COMPANY.

Exhibit 10.5

EXHIBIT “C”

GUARANTY

THIS GUARANTY is made and entered into by and between Banks Corporation (“Guarantor”), and Lippert Components Manufacturing, Inc. (“Purchaser”).

RECITALS

Guarantor [owns all the outstanding capital stock of] [is under common ownership and control with] Banks Enterprises, Incorporated (“Seller”). Seller desires to sell to Purchaser certain real property located in Elkhart, Indiana and certain real property located in LaGrange County, Indiana (together the “Property”). Purchaser is unwilling to purchase the Property from Seller unless Guarantor unconditionally guarantees the performance, payment and satisfaction of all obligations, liabilities, representations, warranties, indemnities and agreements of Seller under the Agreement (as defined in Section 1 below) concerning the Property, including those matters pertaining to environmental matters, obligations and liabilities. Guarantor expects to benefit if Purchaser purchases the Property from Seller, and Guarantor is accordingly willing to enter into this guaranty of all obligations of Seller to Purchaser, to induce Purchaser to enter into the Agreement (defined below) to purchase the real estate from Seller.

AGREEMENT

NOW, THEREFORE, in consideration of the execution by Purchaser of the Agreement to purchase the real estate by Purchaser from Seller, the parties agree as follows:

1.              Guarantor absolutely and unconditionally guarantees to the Purchaser the full payment, performance and satisfaction when due of any and all indebtedness, liabilities, undertakings, promises, representations, agreements, covenants, warranties and indemnifications of every kind, character and description (the “Obligations”) of or made by Seller to the Purchaser under the Contract for Purchase and Sale of Real Estate between Purchaser and Seller dated May ___, 2005 (the “Agreement”), plus all indebtedness and obligations of Seller to the Purchaser for costs of collection and reasonable attorney’s fees reasonably incurred in enforcing Purchaser’s rights under the Agreement or this Guaranty, all without relief from valuation and appraisement laws. The Purchaser shall not be liable to the Guarantor for any loss Guarantor may sustain which results from the failure of the Purchaser to require Seller to pay, perform or satisfy the Obligations when due or at any time thereafter.

2.              The obligation imposed upon the Guarantor by execution of this Guaranty shall be exactly the same as if the Obligations of Seller to the Purchaser had been the obligation of the Guarantor to the Purchaser, and the Purchaser may resort to the Guarantor for full payment, performance and satisfaction of the Obligations, without resorting to Seller or any other party, or any security or other rights.

3.              This Guaranty shall be a continuing guarantee to insure the payment, performance and satisfaction of all the Obligations of Seller in favor of the Purchaser under the Agreement and shall not terminate until all Obligations have been paid, performed and satisfied in full, plus interest, costs of collection, expenses and reasonable attorney’s fees reasonably incurred in enforcing or collecting those Obligations and in enforcing this Guaranty, provided, however, that Guarantor agrees that, to the extent that the Seller makes a payment or payments to the Purchaser, or Purchaser receives any proceeds of collateral, which payment or payments or any part are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise is required to be repaid to Seller, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment actually made to Seller, or its estate, trustee, receiver or any other party, the obligation or part which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor shall defend and indemnify the Purchaser from any claim or loss under this paragraph including Purchaser’s attorneys’ and paralegals’ fees and expenses in the defense of any such action or suit.

4.              The Purchaser shall give Guarantor written notice at the last address of Guarantor provided by Guarantor or Seller to Purchaser of any default by Seller with respect to the Obligations. This written notice shall not be a condition precedent to the enforcement of this Guaranty.

5.              The Purchaser may, without notice whatsoever to Guarantor or Seller, sell, mortgage, assign or transfer all or any part of the Agreement or the Property which is the subject of the Agreement, and any part or all of this Guaranty and in such event, each and every immediate or successive assignee, mortgagee, transferee or holder of all or any part of the Agreement or the Property which is subject to this Agreement, or this Guaranty shall have the right to enforce this Guaranty (to the extent so sold, mortgaged, assigned or transferred) by suit or otherwise for the benefit of such assignee, mortgagee, transferee or holder, as if such assignee, mortgagee, transferee or holder were by name specifically given such rights, powers and benefits; but the Purchaser shall continue to have the unimpaired and absolute right to enforce this Guaranty for its benefits as to so much of the Obligations owed it and obligations under this Guaranty that the Purchaser shall not have sold, mortgaged, assigned or transferred.

6.              Guarantor agrees that the Purchaser, by agreement with Seller or Guarantor, may make, alter or renew in any way the terms governing the Obligations, accept partial payment, performance or satisfaction of the Obligations, release security or other guarantors, substitute security or guaranties or take additional security from Seller or obtain other guaranties for the Obligations or otherwise deal in any manner whatsoever with Seller or any other guarantor of the Obligations or other obligation of Seller as the Purchaser sees fit without in any way diminishing or discharging in any way the liability or obligation of the Guarantor.

7.              The Guarantor waives any claim or other right which it might now have or hereafter acquire against the Seller or its successors or assigns that arises from the existence or performance of Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of Purchaser against Seller or any collateral security which Purchaser now has or hereafter acquires; whether or not such claim, remedy or right arises in equity, or under contract, statute, or common law.

8.              No waiver by the Purchaser of any default on this Guaranty by the Guarantor shall be effective unless obtained in writing signed by the Purchaser and no effective waiver of a particular default shall operate as a waiver of any other default or the same default on a future occasion.

9.              This Guaranty shall be binding upon the Guarantor and Guarantor’s successors and assigns and shall inure to the benefit of the Purchaser and its successors or assigns.

10.           This Guaranty and all acts and transactions under it and all rights of the parties to it shall be governed as to validity, enforcement, interpretation and construction by the laws and court decisions of the State of Indiana. Guarantor agrees that any appropriate state or federal court located in Elkhart or St. Joseph Counties, Indiana shall have jurisdiction over any litigation relating to this Guaranty and Guarantor irrevocably consents to the personal jurisdiction of such courts. Guarantor and Purchaser each waive any rights it may otherwise have to a jury trial in litigation involving this Guaranty.

11.           This instrument is the final, complete and exclusive statement of the agreement between the Purchaser and the Guarantor with respect to Guarantor’s guaranty of the Obligations of Seller to the Purchaser under the Agreement and all prior negotiations, representations, promises and conditions concerning the same subject matter are merged into this instrument. This Guaranty may not be modified or amended except by a writing signed by the Purchaser and the Guarantor.

12.           Purchaser hereby accepts the terms and conditions of this Guaranty and the Guarantor hereby waives any further notice of acceptance.

This Guaranty is executed as of May ___, 2005.

“GUARANTOR”

Banks Corporation

By:

(Printed Name and Title)

ATTEST:

(Printed Name and Title)

Accepted by:

“PURCHASER”

Lippert Components Manufacturing, Inc.

By:

(Printed Name and Title)